As filed with the Securities and Exchange Commission on June 1, 2022

Registration No. 333-228378

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SF-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ally Wholesale Enterprises LLC

(Depositor)

(Exact name of registrant as specified in its charter)

Delaware	27-1844644	333-228378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Commission File Number of depositor)

0001492632	0001601846	Ally Bank
(Central Index Key Number of depositor)	(Central Index Key Number of sponsor)	(Exact name of sponsor as specified in its charter)

Ally Wholesale Enterprises LLC Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801 (866-710-4623)	Elliot M. Kahan, President Ally Wholesale Enterprises LLC 500 Woodward Avenue Detroit, Michigan 48226 (866-710-4623)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Elizabeth A. Raymond Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312-782-0600)	Richard V. Kent, Esq. General Counsel Ally Wholesale Enterprises LLC 500 Woodward Avenue Detroit, Michigan 48226 (866-710-4623)	Robert Moyle Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019 (212-506-5000)

Approximate date of commencement of proposed sale to the public: Not Applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If any of the securities being registered on this Form SF-3 are to be offered pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form SF-3 is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form SF-3 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

DEREGISTRATION OF SECURITIES

Ally Wholesale Enterprises LLC, a Delaware limited liability company (the “Depositor”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form SF-3 filed on November 14, 2018 (as amended, the “Registration Statement”), for the purpose of removing from registration hereunder all securities that had been registered for issuance from time to time after the effective date of the Registration Statement, to be offered pursuant to Rule 415 under the Securities Act of 1933, but that were not issued, including $7,475,000,000 of unsold Asset-Backed Securities. The Depositor has terminated all offerings pursuant to the Registration Statement. Therefore, the Depositor is, by this Post-Effective Amendment No. 1, removing from registration all remaining securities that were registered but that were not issued, including the remaining $7,475,000,000 of unsold Asset-Backed Securities, and terminating this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SF-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on June 1, 2022.

ALLY WHOLESALE ENTERPRISES LLC

/s/ Charles T. Salter
Name:	Charles T. Salter
Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on June 1, 2022 by the following persons in the capacities indicated.

Signature	Title

/s/ Elliot M. Kahan	President and Director (Principal Executive Officer)
Elliot M. Kahan

/s/ Charles T. Salter	Vice President and Director (Principal Financial Officer)
Charles T. Salter

*	Vice President and Director
Niraj V. Kapadia

*	Vice President and Director
Christopher D. Weiss

/s/ Daniel J. Soltys	Vice President and Director
Daniel J. Soltys

*	Director
Richard E. Damman

*	Controller
Matthew Y. Loucks	(Principal Accounting Officer)

*By:	/s/ Richard V. Kent
	Name:	Richard V. Kent
	Title:	Attorney-in-Fact

*

The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.